Indemnification Agreement
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                            INDEMNIFICATION AGREEMENT


         THIS AGREEMENT entered into this 10th day of March, 1997, by and between Guthrie Savings, Inc., a corporation duly organized and existing under the laws of the State of Oklahoma (the "COMPANY"), with its principal place of business situated in Guthrie, Logan County, Oklahoma, and James V. Seaman, William L. Cunningham, Keith Camerer, Alvin R. Powell, Jr., and H. Stephen Ochs, (collectively referred to as the "Directors"), and William L. Cunningham, H. Stephen Ochs, Kathleen Warner, Deborah K. Bozarth, Kimberly Walker, Colleen Freeman (collectively referred to as the "Officers", and individually as "Officer").

         NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto do hereby agree as follows:

         A. Persons. The COMPANY shall indemnify, to the extent provided in paragraphs B, D or F:

               1. any person who is or was a director, officer, employee, of the COMPANY or any wholly owned subsidiary of the COMPANY, including Guthrie Federal Savings Bank (collectively, the "Subsidiary"); and

               2.  any  person  who  serves  or  served  at  the   COMPANY's  or
SUBSIDIARY's request as a director, officer, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

         B. Extent -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the COMPANY against a person named in paragraph A by reason of his holding a position named in paragraph A, the COMPANY shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, except to the extent that such individual shall otherwise be indemnified by a SUBSIDIARY.

         C. Standard -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the COMPANY, a person named in paragraph A shall be indemnified only if:

               1. he is successful on the merits or otherwise; or

               2. he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interest of the COMPANY, including, but not limited to, the taking of any and all actions in connection with the COMPANY's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined at Article XIV of the Company's Certificate of Incorporation ("Certificate")) not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the COMPANY unless (and only to the extent that) the Court of Chancery or the court in which the suit was brought shall determine, upon application, that despite the adjudication but


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in view of all the  circumstances,  he is  fairly  and  reasonably  entitled  to indemnity for such expenses as the court shall deem proper.

         D. Extent -- Nonderivative Suits. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the COMPANY, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the COMPANY shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines, except to the extent that such individual shall otherwise be indemnified by a SUBSIDIARY.

         E. Standard -- Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

                  1.  he is successful on the merits or otherwise; or

                  2. he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the COMPANY, including, but not limited to, the taking of any and all actions in connection with the COMPANY's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XIV of the Certificate) not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this paragraph E.2.

         F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in paragraph C.2 (second sentence), the determination may be made by:

               1. the board of directors by a majority vote of a quorum consisting of directors of the COMPANY who were not parties to the action, suit or proceeding; or

               2. independent legal counsel (appointed by a majority of the disinterested directors of the COMPANY, whether or not a quorum) in a written opinion; or

               3. the stockholders of the COMPANY.

         G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

         H. Advance Payment. The COMPANY may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs A-G if the person receiving the payment undertakes in writing to repay the same if it is ultimately

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determined  that he is not  entitled to  indemnification  by the  COMPANY  under paragraphs A-G.

         I. Nonexclusive. The indemnification and advancement of expenses provided by paragraphs A-H or otherwise granted pursuant to Oklahoma law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         J. Continuation. The indemnification and advance payment provided by paragraphs A-H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

         K. Insurance. The COMPANY may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability asserted against him and incurred by him in any such position, or arising out of his status as such, whether or not the COMPANY would have power to indemnify him against such liability under paragraphs A-H of
Article XVIII of the Certificate.

         L.       Savings Clause.

         1. If Article XVIII of the Certificate or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the COMPANY shall nevertheless indemnify each director, officer, employee, and agent of the COMPANY as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the COMPANY to the full extent permitted by any applicable portion of Article XVIII of the Certificate that shall not have been invalidated and to the full extent permitted by applicable law.

         2. If Oklahoma law is amended to permit further indemnification of the directors, officers, employees and agents of the COMPANY and its SUBSIDIARY, then the COMPANY shall indemnify such persons to the fullest extent permitted by Oklahoma law, as so amended. Any repeal or modification of Article XVIII of the Certificate by the stockholders of the COMPANY shall not adversely affect any right or protection of a director, officer, employee or agent existing at the time of such repeal or modification.

         M.       Regulatory Limitations.

         a) Notwithstanding anything herein to the contrary, no indemnification shall be made in accordance with this Agreement if such action would result in the COMPANY being in violation of a final cease and desist order issued by the Office of Thrift Supervision or the Federal Deposit Insurance Corporation.

         (b) Notwithstanding anything herein to the contrary, the indemnification provided for in accordance with this Agreement is subject to and qualified by the limitations as contained at 12 U.S.C. 1821(k) to the extent applicable.


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         N.  Counterparts.  This  Agreement  may be  executed  in  one  or  more counterparts, each of which shall be deemed an original, but all of such together shall constitute one and the same instrument.

         O. Headings and Construction. The headings contained in this Agreement are inserted for convenience only, and shall not constitute a part hereof.

         P. Binding Effect. This agreement shall be binding upon all parties signatory hereto and their respective heirs, legal representatives, successors and assigns.

         Q. Invalidity. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement, and this document shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         R. Entire Purchase Contract. This Agreement constitutes the entire Agreement between the parties hereto and supersedes any and all prior and contemporaneous negotiations, agreements and understandings between the parties hereto pertaining to the subject matter hereof.

         S.  Examination.   The  parties'  signatory  hereto  hereby  state  and
acknowledge that they have heretofore examined, reviewed and inspected all books, records, documents and related data regarding the COMPANY. Pursuant to such exercise, each party's signatory hereto states and acknowledges that it is satisfied in all respects regarding the assets, liabilities, claims, rights, duties and business affairs of the COMPANY. Each of the undersigned further acknowledges that he/she has read this Agreement, understands the contents thereof, and has had the opportunity for an independent attorney of his/her choosing who is not a party hereto, to review this Agreement on his/her behalf and has been advised accordingly by such independent attorney.

         T. Governing Law. It is agreed between the parties hereto that this Agreement shall be construed by the laws of the State of Oklahoma, except to the extent that federal law shall be deemed to preempt such state law.

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